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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       October 18,2002
                                                --------------------------------

                                XeTel Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  0-27482                  74-2310781
----------------------------    ---------------     ----------------------------
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)


           2105 Gracy Farms Lane
                 Austin, TX                                     78758
--------------------------------------------------------------------------------
  (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (512) 435-1000
                                                  ------------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On October 21, 2002, Xetel Corporation (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the U. S. Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of Texas, Austin division (the "Bankruptcy Court")(Case No. 02-14222). The Company continues to operate its business on a limited basis and manage its affairs as a debtor-in-possession.

ITEM 5. OTHER MATTERS

On October 18, 2002, the Company signed a definitive agreement to sell a portion of its assets to Celestica Acquisition Corp. for approximately $2.25 million. This proposed sale involves the transfer of certain customer contracts, inventory and fixed assets, assumption of certain liabilities and hiring of employees. The sale is subject to customer approvals and other customary conditions, including approval of the Bankruptcy Court.

In response to a motion filed by the Company related to the proposed sale of assets to Celestica Acquisition Corp., on October 23, 2002, the Bankruptcy Court issued the "Order Authorizing Sale Procedures and Setting Final Hearing." In the Order, the Bankruptcy Court set the final hearing to approve the proposed sale for November 25, 2002. If the Bankruptcy Court approves the sale in the final hearing, the Company expects the sale to close shortly thereafter.

The Company anticipates that the proceeds of this sale transaction, if approved and consummated, will be used to pay the claims of creditors in accordance with the provisions of the U.S. Bankruptcy Code. The Company currently believes that the holders of its common stock will retain or recover no equity or other value as a result or upon the conclusion of the bankruptcy proceeding.

Also, on October 23, 2002, the Bankruptcy Court issued the "Joint Stipulation And Agreed Interim Order (i) Approving Post-Petition Financing, (ii) Granting Senior Liens And Super-Priority Administrative Expense Treatment, (iii) Providing Adequate Protection, (iv) Modifying The Automatic Stay, (v) Authorizing Debtor To Enter Into Agreements With Lender, and (vi) Setting Final Hearing, Pursuant To 11 U.S.C. Sections 363 and 364 and the Federal Rules Of Bankruptcy Procedure 4001." This order generally provides for interim debtor-in-possession line of credit financing ("DIP Financing") in the amount of $700,000. If the final order is approved at a hearing that is currently scheduled to be held on November 6, 2002, the DIP Financing will terminate on the earlier of (i) the closing of the sale of certain assets of the Company to Celestica Acquisition Corp. or (ii) December 9, 2002. As of October 31, 2002, the Company had no outstanding balance under this financing.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              99.1     Press Release.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   XeTel Corporation
                                        ----------------------------------------
                                                      (Registrant)

        October 31, 2002                        /s/ Angelo DeCaro, Jr.
--------------------------------        ----------------------------------------
            Date                                   Angelo DeCaro, Jr.
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                     EXHIBIT TITLE
------                     -------------
99.1                       Press Release.